Exhibit 99.1

Kimball Hill, Inc. Reports Preliminary Results for the Fourth Quarter and Fiscal Year

ROLLING MEADOWS, ILLINOIS, October 17 — Kimball Hill, Inc. (“Kimball Hill”) (bond ticker: KIMHIL) today announced preliminary operating results for the quarter and year ended September 30, 2007.

Kimball Hill delivered 977 homes during the quarter ended September 30, 2007, compared with 1,400 homes during the quarter ended September 30, 2006. The average sales price of homes delivered during the fourth fiscal quarter of 2007 was $248 thousand, a 9.8% decrease from the average sales price of homes delivered during the fourth fiscal quarter of 2006.

Kimball Hill delivered 3,246 homes during the year ended September 30, 2007, compared with 4,079 homes during the year ended September 30, 2006. The average sales price of homes delivered during fiscal 2007 was $257 thousand, a 7.2% decrease from the average sales price of homes delivered during fiscal 2006.

About Kimball Hill

Kimball Hill is one of the nation’s largest privately-owned homebuilders as measured by home deliveries and revenues. Kimball Hill designs, builds and markets single-family detached, single-family attached and multi-family homes. Since its founding in 1969, Kimball Hill has delivered over 48,000 homes to a broad range of customers, including first-time buyers and first- and second-time move-up buyers. Kimball Hill has grown its business organically and its preliminary results include operating results within 17 markets across nine states located in five regions: Florida, the Midwest, Nevada, the Pacific Coast and Texas.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of Kimball Hill’s management and are subject to substantial risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Kimball Hill’s business is subject to a number of risks and uncertainties, including those disclosed in Item 1A of Kimball Hill’s Annual Report on Form 10-K for the fiscal year ended September 30, 2006 filed with the SEC. Kimball Hill undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.

Web site: http://www.kimballhillhomes.com/

Kimball Hill, Inc. and Subsidiaries

Unaudited Supplemental Data For Reportable Homebuilding Segments(1)

Three Months Ended September 30, (Dollars in thousands)	Average sales price of homes delivered	Homes delivered	Net new home orders(2)	Backlog (units) at period end(3)	Backlog (contract value) at period end(3)
2007
Florida	$220	131	77	74	$14,032
Midwest	333	147	113	153	52,397
Nevada	353	131	90	48	15,669
Pacific Coast	353	105	64	57	18,325
Texas	176	463	276	261	48,279
Total	$248	977	620	593	$148,702
2006
Florida	$272	145	63	73	$24,000
Midwest	358	271	116	159	57,000
Nevada	389	170	56	45	17,318
Pacific Coast	429	175	115	80	35,953
Texas	168	639	291	401	76,283
Total	$275	1,400	641	758	$210,554

Twelve Months Ended September 30, (Dollars in thousands)	Average sales price of homes delivered	Homes delivered	Net new home orders(2)	Backlog (units) at period end(3)	Backlog (contract value) at period end(3)
2007
Florida	$256	361	362	74	$14,032
Midwest	335	480	474	153	52,397
Nevada	370	400	403	48	15,669
Pacific Coast	386	386	363	57	18,325
Texas	176	1,619	1,479	261	48,279
Total	$257	3,246	3,081	593	$148,702
2006
Florida	$250	450	259	73	$24,000
Midwest	362	698	602	159	57,000
Nevada	393	435	368	45	17,318
Pacific Coast	448	647	443	80	35,953
Texas	165	1,849	1,695	401	76,283
Total	$277	4,079	3,367	758	$210,554

(1)             The five reportable homebuilding segments include operations in the following geographic regions:

Florida

Midwest: Illinois, Ohio, and Wisconsin

Nevada

Pacific Coast: California, Oregon, and Washington

Texas

(2)             Net new home orders represent the number of new sales contracts executed with customers, net of sales contract cancellations.

(3)             Backlog represents homes under sales contracts but not yet delivered at the end of the period.